EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of GPGI, Inc. dated as of  June 22, 2026, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated: June 22, 2026

Locust Wood Capital, LP By: Locust Wood Capital Advisers, LLC, its investment manager By: LWCA Partners LP, its sole member By: LWCA Partners GP LLC, its general partner

By:	/s/ Stephen Errico
Stephen Errico, Managing Member

Locust Wood ULTRA Fund, LP By: Locust Wood Capital Advisers, LLC, its investment manager By: LWCA Partners LP, its sole member By: LWCA Partners GP LLC, its general partner

By:	/s/ Stephen Errico
Stephen Errico, Managing Member

Locust Wood Capital Advisers, LLC By: LWCA Partners LP, its sole member By: LWCA Partners GP LLC, its general partner

By:	/s/ Stephen Errico
Stephen Errico, Managing Member

LWCA Partners LP By: LWCA Partners GP LLC, its general partner

By:	/s/ Stephen Errico
Stephen Errico, Managing Member

LWCA Partners GP LLC

By:	/s/ Stephen Errico
Stephen Errico, Managing Member

/s/ Stephen Errico
Stephen Errico